FOR IMMEDIATE RELEASE
Investors and Media:
Wright Medical Group N.V. Julie D. Tracy
Sr. VP, Chief Communications Officer (901) 290-5817 (office) julie.tracy@wright.com
Wright Medical Group N.V. Reports 2016 First Quarter Financial Results and Increases 2016 Guidance

First Quarter 2016 Net Sales of $181 Million As Reported

First Quarter 2016 Global Extremities and Biologics Net Sales Increased 14% on a Pro Forma Constant Currency Basis

First Quarter 2016 Net Loss From Continuing Operations of $39 Million; Significant Progress in Non-GAAP Adjusted EBITDA of $16 Million

Company Increases Full-Year 2016 Net Sales Guidance to $705 Million to $715 Million and Full-Year 2016 Non-GAAP Adjusted EBITDA Guidance to $30 Million to $35 Million

AMSTERDAM, The Netherlands - May 4, 2016 - Wright Medical Group N.V. (NASDAQ:WMGI) today reported financial results for its first quarter ended March 27, 2016 and provided updated 2016 guidance.

As previously announced, Wright Medical Group, Inc. and Tornier N.V. completed their merger on October 1, 2015, and, in accordance with U.S. GAAP, legacy Wright’s historical results of operations replaced legacy Tornier’s historical results of operations for all periods prior to the merger and the results of the two legacy businesses have been consolidated only from that date forward. This release and Wright’s website at ir.wright.com contain certain unaudited non-GAAP combined pro forma financial results for Wright Medical Group N.V. which give effect to the merger as if it had occurred on the first day of fiscal 2014.

Net sales totaled $181.0 million during the first quarter ended March 27, 2016. Combined pro forma net sales totaled $162.1 million during the first quarter of 2015. On pro forma constant currency basis, global extremities and biologics net sales grew 14%. Reconciliations of all historical non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures can be found in the attached financial tables.

Robert Palmisano, president and chief executive officer, commented, “All of our most important financial results exceeded our expectations. Global extremities and biologics pro forma constant currency net sales growth of 14%, adjusted EBITDA of $16.2 million and adjusted gross margins of 77.4% reflect the strength of our markets and our unique position in them. We continued to successfully execute our merger integration plans and with the early success we are seeing, we believe we are well positioned to continue our strong business momentum and to deliver on our synergy commitments as we progress through 2016.”

Palmisano continued, “Highlights in the quarter included strong contributions from the ongoing rollout of our SIMPLICITI shoulder system and AEQUALIS ASCEND FLEX convertible shoulder system and the ongoing launch of the INFINITY total ankle replacement system, which drove 31% sales growth in U.S. total ankle replacement for the first quarter of 2016. In addition, our U.S. biologics business grew 48% in the quarter, driven by the ongoing commercial activities for AUGMENT Bone Graft. Biologics is now the fastest growing segment of our business. We expect all of these products, which are still early in commercial rollout, will continue to be growth engines in 2016.”

Palmisano further commented, “Despite the dis-synergy headwinds we expect to see for the remainder of the year, we are increasing our full year net sales and adjusted EBITDA guidance. The strength of our core upper extremities and lower extremities businesses, plus our ability to execute on cost synergies ahead of schedule, gives us the confidence to increase our outlook for the full year. We will continue to focus on executing our integration plans to realize our full potential and believe that the positive progress we have made since the merger close sets us up well for continued strong net sales growth and significant margin expansion this year, next year and beyond.”

Net loss from continuing operations for the first quarter of 2016 totaled $39.3 million, or $(0.38) per diluted share.

The company’s net loss from continuing operations for the first quarter of 2016 included the after-tax effects of $11.1 million of transaction and transition costs, $11.4 million of inventory step-up amortization, a gain of $6.6 million related to mark-to-market adjustments on derivatives, $7.1 million of non-cash interest expense related to its 2017 convertible notes and 2020 convertible notes, and a $5.3 million unrealized loss related to mark-to-market adjustments on contingent value rights (CVRs) issued in connection with the BioMimetic acquisition.

The company's first quarter 2016 net loss from continuing operations, as adjusted for the above items, was $12.8 million. The company's first quarter 2016 adjusted EBITDA, as defined in the non-GAAP to GAAP reconciliation provided later in this release, was $16.2 million. The attached financial tables include reconciliations of non-GAAP measures to the most comparable U.S. GAAP measures.

Cash and cash equivalents totaled $121.4 million as of the end of the first quarter of 2016.

Palmisano concluded, “Following our merger, our increased size and scale allows us to leverage strong revenue growth into even stronger EBITDA growth. We have multiple opportunities through a robust new product pipeline to further accelerate our growth, continue to expand our markets and gain market share.”

Outlook

The company anticipates net sales for full-year 2016 of approximately $705 million to $715 million, an increase from the previous guidance range of $695 million to $705 million. The midpoint of this net sales guidance range assumes extremities and biologics pro forma constant currency growth of 14%, excluding the impact of revenue dis-synergies of approximately $25 million to $30 million.

The company anticipates 2016 adjusted EBITDA from continuing operations, as described in the non-GAAP to GAAP reconciliation provided later in this release, of $30.0 million to $35.0 million, an increase from the previous guidance range of $20 million to $30 million. This range reflects approximately $10 million to $15 million of potential cost synergies expected to be realized in 2016 from the merger with Tornier.

The company anticipates adjusted cash earnings per share from continuing operations, including share-based compensation, as described in the non-GAAP to GAAP reconciliation provided later in this release, for full-year 2016 of $(0.64) to $(0.59) per diluted share.

The company estimates approximately 103 million diluted weighted average ordinary shares outstanding for fiscal year 2016.

The company's adjusted EBITDA from continuing operations target is measured by adding back to net income/loss from continuing operations charges for interest, income taxes, depreciation and amortization expenses, non-cash share-based compensation expense and non-operating income and expense. Additionally, the company’s adjusted EBITDA from continuing operations target excludes possible future acquisitions; other material future business developments; and due diligence, transaction and transition costs associated with acquisitions and divestitures. Further, this adjusted EBITDA from continuing operations target excludes any expenses, earnings or losses related to legacy Wright’s divested OrthoRecon business and legacy Tornier’s divested ankle and silastic toe products.

The company’s adjusted cash earnings per share from continuing operations target is measured by adding back to net income/loss from continuing operations charges for non-cash amortization expenses, net of taxes. Note that as a result of the company’s relatively low effective tax rate due to the valuation allowance impacting a substantial portion of the company’s income/loss, the company is currently estimating the tax effect on amortization expense at 0%. Additionally, this adjusted cash earnings per share from continuing operations target excludes possible future acquisitions; other material future business developments; non-cash interest expense associated with the 2017 and 2020 convertible notes; due diligence, transaction and transition costs associated with acquisitions and divestitures; mark-to-market adjustments to contingent value rights (CVRs); and non-cash mark-to-market derivative adjustments.

The company's anticipated ranges for net sales, adjusted EBITDA from continuing operations, and adjusted cash earnings per share from continuing operations are forward-looking statements, as are any other statements that anticipate or aspire to future events or performance. They are subject to various risks and uncertainties that could cause the company's actual results to differ materially from the anticipated targets. The anticipated targets are not predictions of the company's actual performance. See the cautionary information about forward-looking statements in the “Cautionary Note Regarding Forward-Looking Statements” section of this release.

Supplemental Financial Information

To view the first quarter of 2016 supplemental financial information, visit ir.wright.com. For updated information on Wright Medical Group N.V. segment reporting changes and preliminary, combined non-GAAP pro forma historical financial information, including first quarter of 2016, please refer to the presentation posted on Wright’s website at ir.wright.com in the “Financial Information” section.

Internet Posting of Information

Wright routinely posts information that may be important to investors in the “Investor Relations” section of its website at www.wright.com. The company encourages investors and potential investors to consult the Wright website regularly for important information about Wright.

Conference Call and Webcast

As previously announced, Wright will host a conference call starting at 3:30 p.m. Central Time today.
The live dial-in number for the call is (877) 516-3529 (U.S.) / (281) 973-6135 (Outside U.S.). The participant passcode for the call is “Wright.” A simultaneous webcast of the call will be available via Wright’s corporate website at www.wright.com.

A replay of the call will be available beginning at 5:30 p.m. Central Time on May 4, 2016 through May 11, 2016. To hear this replay, dial (855) 859-2056 (U.S.) / (404) 537-3406 (Outside U.S.) and enter code 68872809. A replay of the conference call will also be available via the internet starting today and continuing for at least 12 months. To access a replay of the conference call via the internet, go to the “Investor Relations - Presentations/Calendar” section of the company’s corporate website located at www.wright.com.

The conference call may include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this release, the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission today, or otherwise available in the “Investor Relations - Supplemental Financial Information” section of the company's corporate website located at www.wright.com.

The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the “Cautionary Note Regarding Forward-Looking Statements” section of this release.

About Wright Medical Group N.V.

Wright Medical Group N.V. is a global medical device company focused on extremities and biologics products. The company is committed to delivering innovative, value-added solutions improving quality of life for patients worldwide and is a recognized leader of surgical solutions for the upper extremities (shoulder, elbow, wrist and hand), lower extremities (foot and ankle) and biologics markets, three of the fastest growing segments in orthopaedics. For more information about Wright, visit www.wright.com.

WRIGHT®, INFINITY®, AUGMENT®, TORNIER®, AEQUALIS®, AEQUALIS ASCEND®, AEQUALIS ASCEND® FLEX™, and SIMPLICITI® are trademarks of Wright Medical Group N.V. or its affiliates, registered as indicated in the United States, and in other countries. All other trademarks and trade names referred to in this release are the property of their respective owners.

Non-GAAP Financial Measures

To supplement the company’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), the company uses certain non-GAAP financial measures in this release. Reconciliations of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in tables later in this release. Wright’s non-GAAP financial measures include combined pro forma net sales; combined pro forma net sales, excluding the impact of foreign currency; net income, as adjusted; EBITDA, as adjusted; cash earnings, as adjusted; and cash earnings, as adjusted, per diluted share. The company's management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the company's operations, period over period. While pro forma data gives effect to the merger with Tornier as if it had occurred on the first day of fiscal 2014 and enhances comparability of financial information between periods, pro forma data is not indicative of the results that actually would have been obtained if the merger had occurred as of the beginning of the fiscal year.

Wright’s non-GAAP financial measures exclude such items as non-cash interest expense related to the company's 2017 convertible notes and 2020 convertible notes, net gains and losses on mark-to-market adjustments on and settlements of derivative assets and liabilities, mark-to-market adjustments on CVRs, transaction and transition costs, all of which may be highly variable, difficult to predict and of a size that could have substantial impact on the company's reported results of operations for a period. Management uses these measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP financial measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “target,” “project,” “continue,” “outlook,” “guidance,” “future,” other words of similar meaning and the use of future dates. Forward-looking statements in this release include, but are not limited to, statements about the company’s anticipated financial results for 2016, including net sales, adjusted EBITDA from continuing operations and adjusted cash earnings per share from continuing operations; anticipated sales and cost synergies and dis-synergies, the timing thereof, and level of risk of achievement; the company’s expectations regarding its recently launched new shoulder replacement, total ankle replacement and biologics products and the anticipated sales growth of its lower extremities, upper extremities and biologics businesses; the benefits of its recently completed merger with Tornier and integration efforts and progress; and the company’s anticipated growth opportunities. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Each forward-looking statement contained in this release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the failure to integrate the businesses and realize net sales synergies and cost savings from the merger with Tornier or delay in realization thereof; operating costs and business disruption as a result of the merger, including adverse effects on employee retention and sales force productivity and on business relationships with third parties; integration costs; actual or contingent liabilities; the adequacy of the company’s capital resources and need for additional financing; the timing of regulatory approvals and introduction of new products; physician acceptance, endorsement, and use of new products; failure to achieve the anticipated benefits from approval of AUGMENT® Bone Graft; the effect of regulatory actions, changes in and adoption of reimbursement rates; product liability claims and product recalls; pending and threatened litigation; risks associated with international operations and expansion; fluctuations in foreign currency exchange rates; other business effects, including the effects of industry, economic or political conditions outside of the company’s control; reliance on independent distributors and sales agencies; competitor activities; changes in tax and other legislation; and the risks identified under the heading “Risk Factors” in Wright’s Annual Report on Form 10-K for the year ended December 27, 2015 filed by Wright with the SEC on February 23, 2016. Investors should not place considerable reliance on the forward-looking statements contained in this release. Investors are encouraged to read Wright’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this release speak only as of the date of this release, and Wright undertakes no obligation to update or revise any of these statements. Wright’s business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

--Tables Follow--

Wright Medical Group N.V.
Condensed Consolidated Statements of Operations
(in thousands, except per share data--unaudited)

	Three months ended
	March 27, 2016	March 31, 2015
Net sales	$181,027	$77,934
Cost of sales	52,315	19,125
Gross profit	128,712	58,809
Operating expenses:
Selling, general and administrative	138,911	82,199
Research and development	12,554	7,117
Amortization of intangible assets	6,627	2,614
Total operating expenses	158,092	91,930
Operating loss	(29,380)	(33,121)
Interest expense, net	11,854	7,649
Other (income) expense, net	(1,068)	5,312
Loss from continuing operations before income taxes	(40,166)	(46,082)
(Benefit) provision for income taxes	(891)	166
Net loss from continuing operations	$(39,275)	$(46,248)
Loss from discontinued operations, net of tax	(8,717)	$(3,500)
Net loss	$(47,992)	$(49,748)

Net loss from continuing operations per share, basic (1)	$(0.38)	$(0.88)
Net loss from continuing operations per share, diluted (1)	$(0.38)	$(0.88)

Net loss per share, basic (1)	$(0.47)	$(0.95)
Net loss per share, diluted (1)	$(0.47)	$(0.95)

Weighted-average number of shares outstanding-basic (1)	102,704	52,437
Weighted-average number of shares outstanding-diluted (1)	102,704	52,437
_______________________________

(1)	The prior year balances were converted to meet post-merger valuations.

Wright Medical Group N.V.
Consolidated Net Sales Analysis
(dollars in thousands--unaudited)

	Three months ended
	March 27, 2016	March 31, 2015	% change
U.S.
Lower extremities	55,278	41,988	31.7%
Upper extremities	50,001	3,874	1,190.7%
Biologics	17,128	11,133	53.8%
Sports med & other	2,137	491	335.2%
Total extremities & biologics	124,544	57,486	116.7%
Large joint	26	—	N/A
Total U.S.	$124,570	$57,486	116.7%

International
Lower extremities	15,542	11,796	31.8%
Upper extremities	20,975	1,917	994.2%
Biologics	4,198	4,492	(6.5)%
Sports med & other	4,032	2,243	79.8%
Total extremities & biologics	44,747	20,448	118.8%
Large joint	11,710	—	N/A
Total International	$56,457	$20,448	176.1%

Global
Lower extremities	70,820	53,784	31.7%
Upper extremities	70,976	5,791	1,125.6%
Biologics	21,326	15,625	36.5%
Sports med & other	6,169	2,734	125.6%
Total extremities & biologics	169,291	77,934	117.2%
Large joint	11,736	—	N/A
Total net sales	$181,027	$77,934	132.3%

Wright Medical Group N.V.
Reconciliation of Non-GAAP Combined Pro Forma Net Sales to Net Sales
(unaudited)

	Three months ended
	March 31, 2015
	Standalone Wright Medical Group, Inc.	Standalone Tornier N.V., recast (1)	Revenues divested (2)	Non-GAAP combined pro forma net sales
U.S.
Lower extremities	$41,988	$11,443	$(3,897)	$49,534
Upper extremities	3,874	39,413	—	43,287
Biologics	11,133	463	—	11,596
Sports med & other	491	1,605	—	2,096
Total extremities & biologics	57,486	52,924	(3,897)	106,513
Large joint	—	46	—	46
Total U.S.	$57,486	$52,970	$(3,897)	$106,559

International
Lower extremities	$11,796	$2,602	$—	$14,398
Upper extremities	1,917	18,115	—	20,032
Biologics	4,492	116	—	4,608
Sports med & other	2,243	2,183	—	4,426
Total extremities & biologics	20,448	23,016	—	43,464
Large joint	—	12,106	—	12,106
Total International	$20,448	$35,122	$—	$55,570

Global
Lower extremities	$53,784	$14,045	$(3,897)	$63,932
Upper extremities	5,791	57,528	—	63,319
Biologics	15,625	579	—	16,204
Sports med & other	2,734	3,788	—	6,522
Total extremities & biologics	77,934	75,940	(3,897)	149,977
Large joint	—	12,152	—	12,152
Total net sales	$77,934	$88,092	$(3,897)	$162,129
_______________________________

(1)
Legacy Tornier product line sales have been recast to reflect the reclassification of cement, instruments and freight from the historical Tornier product line "Large Joints and Other" to the product line associated with those revenues that will be utilized for future revenue reporting.

(2)	To reduce from Tornier’s historical sales the U.S. sales associated with Tornier’s Salto Talaris and Salto XT ankle replacement products and silastic toe replacement products.

Wright Medical Group N.V.
Supplemental Combined Pro Forma Net Sales Information
(unaudited)

	First Quarter 2016 sales growth/(decline)
	U.S. combined pro forma	Int'l combined pro forma constant currency	Int'l combined pro forma	Global combined pro forma constant currency	Global combined pro forma
Product line
Lower extremities	12%	12%	8%	12%	11%
Upper extremities	16%	8%	5%	13%	12%
Biologics	48%	(4%)	(9%)	33%	32%
Sports med & other	2%	(5%)	(9%)	(3%)	(5%)
Total extremities & biologics	17%	7%	3%	14%	13%
Large joint	(43%)	(1%)	(3%)	(1%)	(3%)
Total net sales	17%	5%	2%	13%	12%

Wright Medical Group N.V.
Reconciliation of Non-GAAP Cash Earnings Per Share to Net Loss from Continuing Operations
(in thousands, except per share data--unaudited)

Three months ended
March 27, 2016
Net loss from continuing operations, as reported	$(39,275)
Other reconciling items:
Inventory step-up amortization (1)	11,360
Non-cash interest expense on 2017 & 2020 convertible notes	7,056
Derivatives mark-to-market adjustments	(6,641)
Transaction and transition costs (2)	11,100
CVR mark-to-market adjustments	5,324
Tax effect of reconciling items	(1,705)
Non-GAAP net loss from continuing operations, as adjusted	$(12,781)
Add back amortization of intangible assets	6,627
Non-GAAP cash earnings	$(6,154)
Weighted-average basic shares outstanding	102,704
Non-GAAP cash earnings per share	$(0.06)
_______________________________

(1)	Impacting Gross Profit.

(2)	Impacting Gross Profit; Selling, General, and Administrative expense; and Research and Development expense for $0.1 million, $10.8 million, and $0.2 million, respectively.

Wright Medical Group N.V.
Reconciliation of Non-GAAP Adjusted EBITDA to Net Loss from Continuing Operations
(in thousands, except per share data--unaudited)

Three months ended
March 27, 2016
Net loss from continuing operations	$(39,275)
Interest expense, net	11,854
Benefit from income taxes	(891)
Depreciation	13,222
Amortization	6,627
Non-GAAP EBITDA	$(8,463)
Reconciling items impacting EBITDA:
Non-cash share-based compensation expense	3,317
Other income, net	(1,068)
Inventory step-up amortization	11,360
Transaction and transition costs	11,100
Instrument use tax refund	—
Non-GAAP adjusted EBITDA	$16,246

Wright Medical Group N.V.
Condensed Consolidated Balance Sheets
(dollars in thousands--unaudited)

	March 27, 2016	December 27, 2015
Assets
Current assets:
Cash and cash equivalents	$121,404	$139,804
Accounts receivable, net	127,336	131,050
Inventories	215,577	229,109
Prepaid expenses and other current assets	63,573	59,921
Total current assets	527,890	559,884

Property, plant and equipment, net	236,790	240,769
Goodwill and intangible assets, net	1,137,315	1,133,087
Other assets (1)	77,476	139,754
Total assets (1)	$1,979,471	$2,073,494

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$30,789	$30,904
Accrued expenses and other current liabilities	167,080	173,863
Current portion of long-term obligations	2,092	2,171
Total current liabilities	199,961	206,938
Long-term obligations (1)	570,434	561,201
Other liabilities	186,681	250,329
Total liabilities (1)	957,076	1,018,468

Shareholders' equity	1,022,395	1,055,026
Total liabilities and shareholders' equity (1)	$1,979,471	$2,073,494

(1)	The prior year debt issuance costs were reclassified to account for adoption of ASU 2015-03 and ASU 2015-15.

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